                                                  Exhibit 3.1
                         AMR CORPORATION

                              BYLAWS

                    (As amended April 2, 2002)


                            ARTICLE I

                             Offices

          The registered office of the corporation in the State of

Delaware is to be located in the City of Wilmington, County of New

Castle.  The corporation may have other offices within and without the State of Delaware.


                            ARTICLE II

                     Meetings of Stockholders

          Section  l.      Annual Meetings.  An annual meeting  of

stockholders to elect directors and to take action upon such other matters  as may properly come before the meeting shall be held  on the third Wednesday in May of each year, or on such other day, and at  such  time and at such place, within or without the  State  of

Delaware,  as the board of directors or the chairman of the  board may from time to time fix.

          Any  stockholder  wishing to bring a  matter  before  an

annual  meeting  must notify the secretary of the  corporation  of such fact not less than sixty nor more than ninety days before the date  of  the meeting.  Such notice shall be in writing and  shall set  forth the business proposed to be brought before the meeting,

shall   identify   the   stockholder  and   shall   disclose   the

stockholder's interest in the proposed business.

          Section  2.     Special Meetings.  A special meeting  of

stockholders  shall be called by the secretary upon receipt  of  a request in writing of the board of directors, the chairman of  the board  or  the president.  Any such meeting shall be held  at  the principal  business  office of the corporation  unless  the  board shall  name another place therefor, at the time specified  by  the body or persons calling such meeting.

          Section   3.      Nominees  For  Election  As  Director.

Nominations for election as director, other than those made by  or at the direction of the board of directors, must be made by timely notice  to  the  secretary, setting forth as to each  nominee  the information required to be included in a proxy statement under the

proxy  rules of the Securities and Exchange Commission.   If  such

election is to occur at an annual meeting of stockholders,  notice shall  be timely if it meets the requirements of such proxy  rules for  proposals of security holders to be presented  at  an  annual

meeting.   If  such election is to occur at a special  meeting  of

stockholders,  notice shall be timely if received  not  less  than ninety days prior to such meeting.

          Section  4.     Notice of Meetings.  Written  notice  of

each meeting of stockholders shall be given which shall state  the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is  called.

Unless  otherwise  provided by law, such notice shall  be  mailed,

postage  prepaid, to each stockholder entitled  to  vote  at  such meeting,  at  his  address as it appears on  the  records  of  the corporation, not less than ten nor more than sixty days before the date  of the meeting.  When a meeting is adjourned to another time or place, notice need not
be  given  of the adjourned meeting if the time and place  thereof are  announced at the meeting at which the adjournment  is  taken,

unless  the  adjournment is for more than thirty  days  or  a  new record date is fixed  for the adjourned meeting, in which case a notice  of  the adjourned  meeting  shall be given to each

stockholder  of  record entitled to vote at the meeting.

          Section  5.     Chairman and Secretary at Meetings.   At

any  meeting of stockholders the chairman of the board, or in  his absence,  the  president, or if neither such person is  available,

then  a person designated by the board of directors, shall preside at  and act as chairman of the meeting.  The secretary, or in  his absence a person designated by the chairman of the meeting,  shall act as secretary of the meeting.

          Section  6.      Proxies.  Each stockholder entitled  to

vote at a meeting of stockholders may authorize another person  or persons to act for him by proxy, but no such proxy shall be  voted or  acted  upon after three years from its date, unless the  proxy provides for a longer period.

          Section   7.      Quorum.   At  all  meetings   of   the

stockholders the holders of one-third of the number of  shares  of the  stock  issued and outstanding and entitled to  vote  thereat,

present  in  person  or represented by proxy, shall  constitute  a quorum requisite for the election of directors and the transaction of  other business, except as otherwise provided by law or by  the certificate of incorporation or by any resolution of the board  of directors creating any series of Preferred Stock.


          If  holders of the requisite number of shares to  consti

tute  a  quorum  shall not be present in person or represented  by proxy at any meeting of stockholders, the stockholders entitled to vote  thereat,  present in person or represented by  proxy,  shall have the power to adjourn the meeting from
time  to time until a quorum shall be present or represented.   At

any  such adjourned meeting at which a quorum shall be present  or represented, any business may be transacted which might have  been transacted at the meeting as originally notified.

          Section  8.     Voting.  At any meeting of stockholders,

except  as  otherwise  provided by law or by  the  certificate  of incorporation  or  by  any resolution of the  board  of  directors creating any series of Preferred Stock:

          (a)  Each holder of record of a share or shares of stock

on  the record date for determining stockholders entitled to  vote at  such  meeting shall be entitled to one vote in  person  or  by proxy for each share of stock so held.

          (b)   Directors shall be elected by a plurality  of  the

votes cast by the holders of Common Stock, present in person or by proxy.

          (c)   Each  other  question properly  presented  to  any

meeting  of  stockholders shall be decided by a  majority  of  the votes cast on the question entitled to vote thereon.

          (d)   Elections of directors shall be by ballot but  the

vote upon any other question shall be by ballot only if so ordered by the chairman of the meeting or if so requested by stockholders,

present in person or represented by proxy, entitled to vote on the question  and  holding at least l0% of the shares so  entitled  to vote.

          Section 9.     Action By Written Consent.  Any stockholder

seeking to act by written consent of stockholders shall  notify  the secretary in writing of such intent and shall request the board of directors  to  fix a record date for determining the  stockholders entitled to vote by consent.  The notice shall specify the actions sought to be taken and, if the election of one or more individuals
as director  is  sought,  shall  include  as  to  each  nominee   the

information required to be included in a proxy statement under the

proxy  rules  of  the  Securities and Exchange  Commission.   Such

record  date shall not be more than ten (10) days after  the  date upon which the resolution fixing the record date is adopted by the board of directors.

          The board of directors shall promptly, but in all events

within  ten (10) days after the date on which the written  request for  fixing a record date was received by the secretary,  adopt  a resolution  fixing the record date.  If no record  date  has  been fixed  by the board of directors within ten (10) days of the  date on  which  such  a  request  is  received,  the  record  date  for determining  stockholders entitled to vote  by  consent,  when  no prior  action by the board of directors is required by  applicable law,  shall  be  the first date on which a signed written  consent setting  forth  the  action  taken or proposed  to  be  taken  was delivered to the corporation by delivery to its registered  office in  the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book  in which  proceedings  of  meetings  of  stockholders  are  recorded.

Delivery made to the corporation's registered office shall  be  by hand or by certified or registered mail, return receipt requested.

If  no  record  date has been fixed by the board of directors  and prior  action by the board of directors is required by  applicable law, the record date for determining stockholders entitled to vote by  consent shall be at the close of business on the date on which the  board  of directors adopts the resolution taking  such  prior action.

          Section  l0.     List of Stockholders.  At least ten days

before every meeting of stockholders, a complete list of the stockholders entitled  to vote at the meeting, arranged in alphabetical  order,

and  showing  the address of each stockholder and  the  number  of shares registered in the
name  of  each stockholder shall be prepared.  Such list shall  be open  to  the  examination  of any stockholder,  for  any  purpose germane  to  the  meeting, during ordinary business  hours  for  a period  of  at least ten days prior to the meeting,  either  at  a place within the city where the meeting is to be held, which place shall  be  specified in the notice of the meeting, or, if  not  so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section ll.    Judges of Election.  Whenever a vote at a

meeting  of  stockholders shall be by ballot, or whenever  written consent  to action is sought, the proxies and ballots or  consents shall  be received and taken charge of, and all questions touching on  the  qualification of voters and the validity of  proxies  and consents  and  the  acceptance and rejection  of  votes  shall  be decided  by  two judges of election.  In the case of a meeting  of stockholders,  such judges of election shall be appointed  by  the board  of  directors  before or at the meeting,  and  if  no  such appointment shall have been made, then by the stockholders at  the

meeting.   In the case of a solicitation of consents, such  judges

of  election  shall be appointed by the board of directors  on  or before  the record date for determining the stockholders  entitled to  vote  by consent, and if no such appointment shall  have  been made, then by the chairman of the board or the president.  If  for any  reason either of the judges of election previously  appointed shall  fail to attend or refuse or be unable to serve, a judge  of election  in  place  of any so failing to attend  or  refusing  or unable to serve, shall be appointed by the board of directors, the stockholders  at  the meeting, the chairman of the  board  or  the president.

                           ARTICLE III

                Directors:  Number, Election, Etc.

          Section  l.      Number.  The board of  directors  shall

consist  of  such number of members, not less than three,  as  the board  of directors may from time to time determine by resolution,

plus such additional persons as the holders of the Preferred Stock may be entitled from time to time,

pursuant  to  the  provisions of any resolution of  the  board  of directors creating any series of Preferred Stock, to elect to  the board of directors.

          Section  2.      Election,  Term, Vacancies.   Directors

shall  be elected each year at the annual meeting of stockholders,

except  as  hereinafter provided, and shall hold office until  the next  annual election and until their successors are duly  elected

and   qualified.    Vacancies  and  newly  created   directorships

resulting  from any increase in the authorized number of directors may  be  filled  by a majority of the directors  then  in  office,

although less than a quorum.

          Section 3.     Resignation.  Any director may resign  at

any time by giving written notice of such resignation to the board of  directors,  the chairman of the board, the  president  or  the

secretary.   Any such resignation shall take effect  at  the  time

specified  therein or, if no time be specified, upon  the  receipt thereof  by  the  board  of directors or one  of  the  above-named officers  and,  unless specified therein, the acceptance  of  such resignation shall not be necessary to make it effective.

          Section  4.      Removal.  Any director may  be  removed

from  office at any time, with or without cause, by a  vote  of  a majority of a quorum of the stockholders entitled to vote  at  any regular meeting or at any special meeting called for the purpose.


          Section  5.      Fees  and  Expenses.   Directors  shall

receive  such  fees and expenses as the board of  directors  shall from time to time prescribe.

                            ARTICLE IV

                      Meetings of Directors

          Section  l.      Regular Meetings.  Regular meetings  of

the  board  of directors shall be held at the principal office  of the  corporation, or at such other place (within  or  without  the

State of Delaware), and at such time, as may from time to time  be

prescribed by the board of directors or stockholders.   A  regular

annual  meeting  of  the board of directors for  the  election  of officers  and the transaction of other business shall be  held  on the  same day as the annual meeting of the stockholders or on such other  day  and at such time and place as the board  of  directors shall determine.  No notice need be given of any regular meeting.

          Section  2.      Special Meetings.  Special meetings  of

the  board  of  directors may be held at  such  place  (within  or without  the State of Delaware) and at such time as may from  time to  time  be  determined by the board of directors or  as  may  be specified in the call and notice of any meeting.  Any such meeting shall  be  held  at  the call of the chairman of  the  board,  the president,  a  vice  president, the  secretary,  or  two  or  more

directors.   Notice  of a special meeting of  directors  shall  be

mailed  to each director at least three days prior to the  meeting date,  provided that in lieu thereof, notice may be given to  each director  personally or by telephone, or dispatched by  telegraph,

at least one day prior to the meeting date.

          Section  3.     Waiver of Notice.  In lieu of notice  of

meeting,  a  waiver thereof in writing, signed by  the  person  or persons  entitled to said notice whether before or after the  time stated  therein, shall be deemed equivalent thereto.  Any director present in person at a meeting of the board of directors shall  be deemed to have waived notice of the time and place of meeting.

          Section 4.     Action Without Meeting.  Unless otherwise

restricted  by  the  certificate  of  incorporation,  any   action

required  or permitted to be taken at any meeting of the board  of directors  or  of  any committee thereof may be  taken  without  a meeting  if  all  members of the board of  directors  or  of  such committee, as the case may be, consent thereto in writing, and the writing  or writings are filed with the minutes of the proceedings of the board of directors or of such committee.

          Section  5.      Quorum.  At all meetings of the  board,

one-third  of  the  total number of directors shall  constitute  a quorum for the transaction of business.  The act of a majority  of the  directors present at any meeting at which there is  a  quorum shall  be  the  act of the board of directors, except  as  may  be otherwise specifically provided by law.

          If at any meeting there is less than a quorum present, a

majority  of those present (or if only one be present,  then  that one),  may  adjourn the meeting from time to time without  further notice  other  than  announced at the meeting until  a  quorum  is

present.   At such adjourned meeting at which a quorum is present,

any business may be transacted which might have been transacted at the meeting as originally scheduled.

          Section  6.      Business Transacted.  Unless  otherwise

indicated  in  the  notice  of meeting or  required  by  law,  the certificate of incorporation or bylaws of the corporation, any and all business may be transacted at any directors' meeting.


                            ARTICLE V

                 Powers of the Board of Directors

          The  management of all the property and business of  the

corporation and the regulation and government of its affairs shall be  vested  in the board of directors.  In addition to the  powers

and   authorities   by  these  bylaws  and  the   certificate   of

incorporation expressly conferred on them, the board of  directors may  exercise all such powers of the corporation and do  all  such lawful acts and things as are not by law, or by the certificate of incorporation  or  by  these bylaws directed  or  required  to  be exercised or done by the stockholders.

                            ARTICLE VI

                            Committees

          Section  l.      Executive  Committee.   The  board   of

directors  may, by resolution passed by a majority  of  the  whole board,  designate an executive committee, to consist of  three  or more  members.  The chief executive officer plus one other  member of the executive committee shall constitute a quorum.

          The  executive committee shall have and may exercise all

the  powers and authority of the board of directors in the  manage ment  of  the  business and affairs of the corporation,  with  the exception  of  such  powers and authority as may  be  specifically reserved to the board of directors by law or by resolution adopted by the board of directors.

          Section  2.     Audit Committee. The board of directors may,

by resolution  passed by a majority of the whole board, designate an audit committee, to consist of three or more members,

none of the members of which shall be employees or officers of the

corporation.   A  majority of the members of the  audit  committee

shall constitute a quorum.

          The  audit committee shall from time to time review  and

make recommendations to the board of directors with respect to the selection  of  independent auditors, the  fees  to  be  paid  such auditors,  the adequacy of the audit and accounting procedures  of the  corporation,  and such other matters as may  be  specifically

delegated  to  the committee by the board of directors.   In  this

connection  the audit committee shall, at its request,  meet  with representatives of the independent auditors and with the financial officers of the corporation separately or jointly.

          Section  3.     Compensation/Nominating Committee.   The

board of directors may, by resolution passed by a majority of the whole board, designate a compensation/nominating committee, to consist of three or more members of the board of directors, except that no member of the compensation/nominating committee may (i) be an  employee  or  officer of the corporation or  (ii)  maintain  a relationship with the Corporation that would cause such member  to

be   ineligible  for  membership  on  the  compensation/nominating

committee  pursuant  to  rules  or  regulations  adopted  by   the

Securities  and Exchange Commission, the Internal Revenue  Service

or  any  other governmental agency.  A majority of the members  of the compensation/nominating committee shall constitute a quorum.

           The  compensation/nominating committee shall from time to

time review and make recommendations to the board of  directors with respect to the management remuneration policies of the corporation including  but not limited to salary rates and fringe benefits  of elected  officers,  other  remuneration plans  such  as  incentive compensation, deferred compensation and stock option plans,

directors' compensation and benefits.  The compensation/nominating

committee  shall  also  make  recommendations  to  the  board   of

directors (i) concerning suitable candidates for election  to  the board,  (ii) regarding assignments to board committees, and  (iii)

with  respect  to  promotions, changes and  succession  among  the senior management of the corporation and such other matters as may be  specifically  delegated  to the  committee  by  the  board  of directors.

          Section  4.      Governance  Committee.   The  board  of

directors  may, by resolution passed by a majority  of  the  whole board,  designate a governance committee, to consist of  three  or more  members, none of the members of which shall be employees  or officers  of  the corporation.  A majority of the members  of  the nominating and governance committee shall constitute a quorum.

          The  governance committee shall make recommendations  to

the board of directors concerning the practices and procedures for the proper and efficient management of the board of directors as  determined  by the committee.  The governance committee  shall perform such other duties as may be specifically delegated to  the committee by the board of directors.

          Section 5.     Committee Procedure, Seal.

          (a)  The executive, compensation/nominating, governance,

and audit committees shall keep regular minutes of their meetings,

which  shall be reported to the board of directors, and shall  fix their own rules of procedures.

          (b)  The executive, compensation/nominating, governance,

and  audit  committees may each authorize the seal of the  corpora tion to be affixed to all papers which may require it.

(c)   In  the  absence, or disqualification, of a  member  of  any committee,  the members of that committee present at  any  meeting and  not  disqualified from voting, whether  or  not  constituting a  quorum, may unanimously appoint another member of the board  of directors  to  act at the meeting in the place of such  absent  or disqualified member.

          Section   6.      Special  Committees.   The  board   of

directors  may,  from  time to time, by  resolution  passed  by  a majority  of  the  whole  board, designate  one  or  more  special

committees.   Each such committee shall have such duties  and  may

exercise  such  powers  as are granted to  it  in  the  resolution designating  the members thereof.  Each such committee  shall  fix its own rules of procedure.



                            ARTICLE VII

                         Indemnification

Section  l.      Nature  of  Indemnity.   The  corporation   shall

indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit

or   proceeding,   whether  civil,  criminal,  administrative   or

investigative  by  reason of the fact that he is  or  was  or  has agreed to become a director or officer of the corporation,  or  is or  was  serving  or  has agreed to serve at the  request  of  the corporation  as  a  director or officer, of  another  corporation,

partnership,  joint  venture, trust or  other  enterprise,  or  by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason  of  the fact  that  he  is or was or has agreed to become an  employee  or agent  of  the corporation, or is or was serving or has agreed  to serve at the request of the  corporation  as an employee or agent of another  corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments,

fines and amounts paid in settlement actually and reasonably incurred by him or on his  behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had  no reasonable cause to believe  his  conduct  was unlawful; except that in the case of an action or suit  by  or  in the  right  of the corporation to procure a judgment in its  favor

(l)  such  indemnification shall be limited to expenses (including attorneys'  fees) actually and reasonably incurred by such  person in  the  defense or settlement of such action or suit, and (2)  no indemnification  shall be made in respect of any claim,  issue  or matter  as  to  which such person shall have been adjudged  to  be liable  to the corporation unless and only to the extent that  the

Delaware  Court of Chancery or the court in which such  action  or suit  was  brought shall determine upon application that,  despite the adjudication of liability but in view of all the circumstances of  the  case,  such person is fairly and reasonably  entitled  to indemnity  for such expenses which the Delaware Court of  Chancery or such other court shall deem proper.

          The  termination  of any action, suit or  proceeding  by

judgment,  order, settlement, conviction, or upon a plea  of  nolo contendere  or  its  equivalent, shall not, of  itself,  create  a presumption  that the person did not act in good faith  and  in  a manner which he reasonably believed to be in or not opposed to the best  interests  of  the corporation, and,  with  respect  to  any criminal  action  or proceeding, had reasonable cause  to  believe that his conduct was unlawful.


          Section 2.     Successful Defense.  To the extent that a

director, officer, employee or agent of the corporation  has  been successful  on the merits or otherwise in defense of  any  action,

suit  or  proceeding referred to in Section l hereof or in defense

of  any   claim, issue or matter therein, he shall be  indemnified

against   expenses  (including  attorneys'  fees)   actually   and

reasonably incurred by him in connection therewith.

          Section  3.  Determination That Indemnification Is Proper.

          (a)  Any indemnification of a director or officer of the

corporation  under Section l hereof (unless ordered  by  a  court)

shall  be made by the corporation unless a determination  is  made that  indemnification of the director or officer is not proper  in the  circumstances because he has not met the applicable  standard

of  conduct  set  forth in Section l hereof.   Such  determination

shall  be  made, with respect to a director or officer, (1)  by  a majority vote of the directors who are not parties to such action,

suit  or proceeding, even though less than a quorum, or (2)  by  a committee of such directors designated by a majority vote of  such directors, even though less than a quorum, or (3) if there are  no such  directors,  or if such directors so direct,  by  independent legal counsel in a written opinion, or (4) by the stockholders.

    (b)  Any indemnification  of  an  employee or  agent  of   the

corporation (who is not also a director or officer of the corporation) under Section l hereof (unless ordered by a court)

may  be  made  by  the  corporation upon  a  determination  that indemnification  of  the  employee or agent  is  proper  in  the circumstances because such person has met the applicable standard of conduct set forth in Section l hereof.  Such determination, in the case of an employee or agent, may be made (1) in accordance with the  procedures outlined in the second sentence of  Section  3(a),

or  (2) by an officer of the corporation, upon delegation of  such authority by a majority of the Board of Directors.

          Section  4.      Advance Payment of Expenses.   Expenses

(including  attorneys' fees) incurred by a director or officer  in defending  any  civil, criminal, administrative  or  investigative action,  suit  or proceeding shall be paid by the  corporation  in

advance  of  the  final  disposition  of  such  action,  suit   or

proceeding upon receipt of an undertaking by or on behalf  of  the director or officer to repay such amount if it shall ultimately be determined  that  he  is  not entitled to be  indemnified  by  the

corporation   as  authorized  in  this  Article.   Such   expenses

(including attorneys' fees) incurred by other employees and agents may  be  so  paid upon such terms and conditions, if any,  as  the

corporation  deems  appropriate.   The  board  of  directors   may

authorize  the  corporation's counsel  to  represent  a  director,

officer,  employee  or agent in any action,  suit  or  proceeding,

whether or not the corporation is a party to such action, suit  or proceeding.

           Section  5.    Procedure for Indemnification of Directors or

Officers.   Any  indemnification of a director or officer  of  the

corporation  under Sections l and 2, or advance of costs,  charges and  expenses  of a director or officer under Section  4  of  this

Article, shall be made promptly, and in any event within 60  days,

upon  the  written  request of the director or  officer.   If  the

corporation fails to respond within 60 days, then the request  for

indemnification  shall  be deemed to be approved.   The  right  to

indemnification  or advances as granted by this Article  shall  be enforceable  by the director or officer in any court of  competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with  successfully  establishing his right to indemnification,  in whole or in part, in any such action shall also be indemnified  by the corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs,

charges and expenses under Section 4 of this Article where the required undertaking,  if  any, has been received by the corporation)  that the  claimant  has not met the standard of conduct  set  forth  in

Section  l of this Article, but the burden of proving such defense

shall  be  on  the  corporation.   Neither  the  failure  of   the

corporation  (including  its board of  directors  or  a  committee thereof,  its independent legal counsel, and its stockholders)  to have made a determination prior to the commencement of such action

that   indemnification  of  the  claimant   is   proper   in   the

circumstances  because  he  has met  the  applicable  standard  of conduct set forth in Section l of this Article, nor the fact  that

there   has  been  an  actual  determination  by  the  corporation

(including  its  board  of directors or a committee  thereof,  its independent legal counsel, and its stockholders) that the claimant has  not  met  such  applicable standard of conduct,  shall  be  a defense  to  the action or create a presumption that the  claimant has not met the applicable standard of conduct.

          Section  6.     Survival; Preservation of Other  Rights.

The  foregoing indemnification provisions shall be deemed to be  a contract  between  the  corporation and  each  director,  officer,

employee  and agent who serves in such capacity at any time  while these  provisions  as  well  as the  relevant  provisions  of  the

Delaware  Corporation  Law  are  in  effect  and  any  repeal   or

modification thereof shall not affect any right or obligation then existing  with  respect to any state of facts then  or  previously

existing  or  any  action,  suit,  or  proceeding  previously   or

thereafter  brought or threatened based in whole or in  part  upon any  such  state  of facts.  Such a Acontract right@  may  not  be modified  retroactively  without the  consent  of  such  director,

officer, employee or agent.

          The  indemnification provided by this Article VII  shall

not  be  deemed  exclusive  of any other  rights  to  which  those indemnified  may be entitled under any bylaw, agreement,  vote  of stockholders or disinterested directors or otherwise, both  as  to action  in  his  official capacity and as  to  action  in  another capacity  while holding such office, and shall continue  as  to  a person who has ceased to be a director, officer, employee or agent and  shall  inure  to  the  benefit of the  heirs,  executors  and administrators of such a person.

          Section   7.       Insurance.   The  corporation   shall

purchase and maintain insurance on behalf of any person who is  or was  or  has agreed to become a director or officer of  the  corpo ration, or is or was serving at the request of the corporation  as a  director or officer of another corporation, partnership,  joint venture,  trust or other enterprise against any liability asserted against  him  and  incurred by him or on his behalf  in  any  such capacity, or arising out of his status as such, whether or not the corporation  would have the power to indemnify  him  against  such liability under the provisions of this Article, provided that such insurance  is  available on acceptable terms, which  determination shall  be  made  by a vote of a majority of the  entire  board  of directors.

          Section  8.    Savings Clause. If this Article or any portion

hereof  shall  be  invalidated on  any  ground  by  any  court  of competent  jurisdiction, then the corporation  shall  nevertheless indemnify each director or officer and may indemnify each employee or  agent  of  the corporation as to costs, charges  and  expenses

(including attorneys' fees), judgments, fines and amounts paid  in settlement with respect to any action, suit or proceeding, whether civil,  criminal,  administrative or investigative,  including  an action  by or in the right of the corporation, to the full  extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by

applicable law.

                           ARTICLE VIII

                             Officers

          Section l.     General.  The officers of the corporation

shall be the chairman of the board, a vice-chairman, president,  a chief  operating  officer, one or more vice presidents  (including

executive   vice   presidents  and  senior  vice  presidents),   a

secretary,  a controller, a treasurer, and such other  subordinate officers as may from time to time be designated and elected by the board of directors.

          Section 2.     Other Offices.  The chairman of the board

shall  be  chosen by the board of directors from among  their  own number.  The other officers of the corporation may or may  not  be directors.

          Section 3.     Term.  Officers of the corporation  shall

be  elected by the board of directors and shall hold their  respec tive offices during the pleasure of the board and any officer  may be  removed at any time, with or without cause, by a vote  of  the majority  of  the directors.  Each officer shall hold office  from the  time  of  his appointment and qualification  until  the  next annual  election of officers or until his earlier  resignation  or removal  except that upon election thereof a shorter term  may  be designated by the board of directors.  Any officer may  resign  at any time upon written notice to the corporation.

          Section   4.      Compensation.   The  compensation   of

officers of the corporation shall be fixed, from time to time,  by the board of directors.


          Section  5.      Vacancy.  In case  any  office  becomes

vacant   by   death,  resignation,  retirement,  disqualification,
removal  from  office, or any other cause, the board of  directors may  abolish  the office (except that of president, secretary  and treasurer),  elect an officer to fill such vacancy  or  allow  the office  to  remain vacant for such time as the board of  directors deems appropriate.

                            ARTICLE IX

                        Duties of Officers

          Section  l.      Chairman  of the Board,  Vice-Chairman,

President,  Chief Operating Officer.  The chairman  of  the  board shall be the chief executive officer of the corporation.  He shall have general supervisory powers over all other officers, employees and  agents of the corporation for the proper performance of their duties  and shall otherwise have the general powers and duties  of supervision  and management usually vested in the chief  executive

officer  of  a  corporation.   The  vice-chairman  and  the  chief

operating  officer shall perform such duties as shall be  assigned to  each  by the board of directors or the chairman of the  board.

The  president  shall  have  the  general  powers  and  duties  of supervision  and  management of the corporation  as  the  chairman shall assign.  The chairman of the board shall preside at and  act

as  chairman  of  all  meetings of the board  of  directors.   The

president  shall preside at any meeting of the board of  directors

in  the  event of the absence of the chairman of the board.    The

offices  of  (a)  chairman  of  the board  and  president  or  (b)

president  and chief operating officer may be filled by  the  same individual.

          Section  2.      Vice Presidents.  Each  vice  president

(including  executive vice presidents and senior vice  presidents)

shall perform such duties as shall be assigned to him by the board of directors, the chairman of the board or the president.

          Section  3.      Secretary.  The secretary shall  record

all proceedings of the meetings of the corporation, its stock holders and the board of directors and shall perform such other duties as shall be assigned to him by the board of directors,  the chairman of the board, or the president.  Any part or all  of  the duties  of the secretary may be delegated to one or more assistant secretaries.

          Section 4.     Controller.  The controller shall perform

such  duties  as shall be assigned to him by the chairman  of  the board,  the president or such vice president as may be responsible for financial matters.  Any or all of the duties of the controller may be delegated to one or more assistant controllers.

          Section  5.      Treasurer.  The treasurer shall,  under

the  direction of the chairman of the board, the president or such vice  president as may be responsible for financial matters,  have the  custody  of  the  funds and securities  of  the  corporation,

subject  to  such regulations as may be imposed by  the  board  of

directors.   He shall deposit, or have deposited, all  monies  and

other  valuable  effects in the name and  to  the  credit  of  the corporation in such depositories as may be designated by the board of  directors or as may be designated by the appropriate  officers

pursuant  to  a  resolution of the board of directors.   He  shall

disburse, or have disbursed, the funds of the corporation  as  may be  ordered  by  the  board of directors  or  properly  authorized officers,  taking proper vouchers therefor.  If  required  by  the board of directors he shall give the corporation bond in such  sum and in such form and with such security as may be satisfactory  to the board of directors, for the faithful performance of the duties of  his  office.  He shall perform such other duties as  shall  be assigned  to  him by the board of directors, the chairman  of  the board,  the president or such vice president as may be responsible for  financial matters.  Any or all of the duties of the treasurer may be delegated to one or more assistant treasurers.


          Section  6.      Other  Officers'  Duties.   Each  other

officer  shall  perform such duties and have such responsibilities as  may be delegated to him by the superior officer to whom he  is made  responsible by designation of the chairman of the  board  or the president.

          Section  7.      Absence or Disability.   The  board  of

directors or the chairman of the board may delegate the powers and duties  of any absent or disabled officer to any other officer  or to  any  director for the time being.  In the event of the absence or  temporary  disability  of  the  chairman  of  the  board,  the president shall assume his powers and duties while he is absent or so disabled.

                            ARTICLE X

                              Stock

          Section  l.     Certificates.  Certificates of stock  of

the  corporation shall be signed by, or in the name of  the  corpo ration  by,  the chairman of the board, the president  or  a  vice president, and by the treasurer or an assistant treasurer, or  the

secretary or an assistant secretary of the corporation.   If  such

certificate is countersigned, (l) by a transfer agent  other  than the  corporation or its employee, or (2) by a registrar other than the  corporation or its employee, then any other signature on  the certificate  may  be a facsimile.  In case any  officer,  transfer agent,  or  registrar who has signed or whose facsimile  signature has  been placed upon a certificate shall have ceased to  be  such officer,  transfer agent, or registrar before such certificate  is issued,  it may be issued by the corporation with the same  effect as  if  he were such officer, transfer agent, or registrar at  the date of issue.

           Section  2.      Transfers.  Shares of stock shall be

transferable on the books of the corporation by the holder of record thereof in person or by his attorney upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the corporation may reasonably require.  The  board of directors may from time to time appoint such transfer agents or registrars as it may deem advisable and may define their powers and duties.  Any such transfer agent or registrar need not be an employee of  the corporation.

          Section 3.     Record Holder.  The corporation may treat

the  holder of record of any shares of stock as the complete owner thereof  entitled to receive dividends and vote such  shares,  and accordingly shall not be bound to recognize any interest  in  such shares  on the part of any other person, whether or not  it  shall have notice thereof.

          Section  4.      Lost  and  Damaged  Certificates.   The

corporation  may  issue a new certificate of stock  to  replace  a certificate  alleged  to  have been  lost,  stolen,  destroyed  or mutilated upon such terms and conditions as the board of directors may from time to time prescribe.

          Section  5.     Fixing Record Date.  In order  that  the

corporation may determine the stockholders entitled to  notice  of or  to  vote  at  any meeting of stockholders or  any  adjournment thereof,  or  to  express consent to corporate action  in  writing without  a meeting, or entitled to receive payment of any dividend or  other distribution or allotment of any rights, or entitled  to exercise  any  rights  in  respect of any  change,  conversion  or exchange  of stock or for the purpose of any other lawful  action,

the  board of directors may fix, in advance, a record date,  which shall  not  be more than sixty nor less than ten days  before  the date  of such meeting, nor more than sixty days prior to any other action



                            ARTICLE XI

                          Miscellaneous

          Section  l.      Fiscal Year.  The fiscal  year  of  the

corporation  shall  begin  upon  the  first  day  of  January  and terminate upon the 3lst day of December, in each year.

          Section  2.      Stockholder  Inspection  of  Books  and

Records.  The board of directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of  a stockholder and no stockholder shall have any right to inspect any account,  book or document of the corporation except as  conferred by statute or authorized by resolution of the board of directors.

          Section  3.      Seal.   The  corporate  seal  shall  be

circular  in  form  and have inscribed thereon  the  name  of  the corporation and the words "Corporate Seal, Delaware."



                           ARTICLE XII

                       Amendments to Bylaws

          Subject to the provisions of any resolution of the board

of  directors creating any series of Preferred Stock, the board of directors  shall have power from time to time to  make,  alter  or repeal  bylaws, but any bylaws made by the board of directors  may be  altered, amended or repealed by the stockholders at any annual meeting  of stockholders, or at any special meeting provided  that notice  of  such  proposed  alteration,  amendment  or  repeal  is included in the notice of such special meeting.